Exhibit 99.1

FORM OF PROXY

FIRST BUSEY CORPORATION

Special Meeting of Stockholders

[•], 2016 [•] local time

This proxy is solicited by the Board of Directors

I, the undersigned stockholder of First Busey Corporation (the “Company”), having received notice of a special meeting of the stockholders, do hereby nominate, constitute and appoint, each of [•] and [•], my true and lawful attorney and proxy, each with full power of substitution, for me and in my name, place and stead to vote all of the shares of common stock of the Company, $.001 par value, standing in my name on its books on [•], 2016, at a special meeting of the stockholders of the Company, to be held at [•], on [•], 2016,  at [•], local time (the “Special Meeting”), and at any postponement or adjournment thereof, with all powers the undersigned would possess if personally present, as follows:

1.  To approve the Agreement and Plan of Merger, dated as of December 3, 2015, between the Company and Pulaski Financial Corp. (the “Merger Agreement”), pursuant to which Pulaski Financial Corp. will merge with and into the Company, and the transactions contemplated therein, including the issuance of shares of the Company’s common stock in connection with merger.

☐ FOR	☐ AGAINST	☐ ABSTAIN

2.  To approve the adjournment of the Special Meeting to permit further solicitation in the event that an insufficient number of votes are cast to approve the Merger Agreement and the transactions contemplated therein.

☐ FOR	☐ AGAINST	☐ ABSTAIN

The Board of Directors recommends you vote “FOR” Proposals 1 and 2.  This proxy will be voted as directed, or if no instructions are given, it will be vote “FOR” Proposals 1 and 2.

Signature	Date

Signature (Joint Owners)	Date

Please sign exactly as your name(s) appear hereon.  When signing as attorney, executor, administrator or other fiduciary, please give full title as such.  Joint owners should each sign personally.  All holders must sign.  If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Please indicate if you plan to attend this meeting:  ☐ Yes  ☐ No